CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SEX Broadcasting, Inc. to be filed on November 1, 1996, and to the incorporation by reference therein of our reports dated (i) October 4, 1996 with respect to the combined financial statements of KTXQ-FM and KRRW-FM (divisions of CBS, Inc.) at December 31, l995 and for the year then ended; (ii) September 24, 1996 with respect to the combined financial statements of WRFX-FM and WEDJ-FM (divisions of Pyramid Communications, Inc.) at December 31, 1995 and for the year then ended, (iii) September 20, 1996 with respect to the financial statements of WKSS 95.7-FM (a division of Precision Media Corporation) at December 31, 1995 and 1994, and for the years then ended; (iv) May 20, 1996 with respect to the financial statements of KKRW-FM (a division of CBS, Inc.) at December 31, 1995 and 1994, and for the years then ended; (v) February 20, 1996, except for Note 14 as to which the date is May l, 1996 with respect to the consolidated financial statements of SFX Broadcasting, Inc. and subsidiaries at December 31, 1995 and 1994, and each of the three years in the period ended December 31, 1995, and (vi) February 14, 1996, except for Note 10 as to which the date is September 30, 1996 with respect to the consolidated financial statements of Multi-Market Radio, Inc. at December 31, 1995 and 1994, and for the years then ended.




                                               /s/ Ernst & Young
                                               ------------------
                                               Ernst & Young LLP

New York, New York
October 31, 1996